                               TRANSFER AGREEMENT


                  THIS AGREEMENT made as of the 1st day of June, 2001

BETWEEN:

                          GERALD LALONDE AND BRANE VUKELIC
                          both of the City of Ottawa, in the Province of Ontario

                          (hereinafter referred to as the "Transferors")

                                             and

                          ZIM TECHNOLOGIES INTERNATIONAL INC.,
                          a corporation incorporated under the laws of Canada,

                          (hereinafter referred to as the "Transferee")


In consideration of the premises and the mutual covenants herein contained (the sufficiency of which consideration as to each of the parties hereto is hereby mutually acknowledged), the parties hereto covenant and agree as follows:

                           ARTICLE 1 - INTERPRETATION
                           --------------------------

1.1      DEFINITIONS

         In this Agreement and in the recitals and Schedule hereto annexed, unless otherwise specified or patently required by the context, the words and phrases defined in the recitals and elsewhere in this Agreement shall have the meanings ascribed to them therein, and the following words and terms shall have the respective meanings ascribed to them as follows:

(a)      "ACT" shall mean the INCOME TAX ACT of Canada;

(b) "ASSETS" shall mean the Technology, including, without limitation, all Intellectual Property Rights related thereto, transferred pursuant to this Agreement

(c)      "COST" shall have the same meaning as "cost" or "cost amount" in section 85 of the Act;

(d) "EFFECTIVE DATE" shall mean the date hereof or such other date as the parties may agree upon in writing;

(e)      "ELECTED AMOUNT" shall mean $1.00;

(f) "INTELLECTUAL PROPERTY RIGHTS" means all intellectual and industrial property rights including


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         (i)      trade secrets, confidential information and confidential
                  know-how, inventions, formulae, processes, databases, technology, inventors' notes, research designs, prototypes, drawings and design and construction specifications;

         (ii)     copyrights;

         (iii)    industrial designs, design patents and other designs;

         (iv)     integrated circuit topographies;

         (v)      patents; and

         (vi) trade-marks, including registered and unregistered trade-marks, designs, logos, indicia, distinguishing guises, trade dress, trade names, business names, domain names, any other source or business identifiers, and all goodwill associated with the foregoing;

         and all registrations, applications for registration, reissues, extensions, renewals, divisions, re-examinations, continuations-in-part, proprietary or grant information and documentation relating to the foregoing.

(g) "ISSUED SHARES" shall mean Two Million (2,000,000) fully paid and non-assessable Common Shares in the capital of the Transferee;


(h) "TECHNOLOGY" means the computer software programs listed in Schedule "A" hereto, including source code, object code, compiled and run-time versions, and associated libraries, databases, objects, entities, software development tools and documentation.

1.2      HEADINGS
         --------

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.3      EXTENDED MEANINGS
         -----------------
         In this Agreement words importing the singular number only shall include the plural and VICE VERSA, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.


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1.4      AMBIGUITIES
         -----------

         The parties hereto agree that each of them has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

1.5      SCHEDULES
         ---------

         The following is the Schedule annexed hereto and incorporated by reference and deemed to be part hereof:

         Schedule "A"      -        Technology

                       ARTICLE 2 -TRANSFER AND ASSIGNMENT
                       ----------------------------------

2.1      TRANSFER
         --------

         Subject to the provisions of this Agreement, the Transferors hereby sell, assign and transfer to the Transferee, and the Transferee hereby accepts from the Transferors, all of the Transferors' right, title and interest in and to the Assets, as of and from the Effective Date.

2.2      WAIVER OF MORAL RIGHTS
         ----------------------

         The Transferors expressly waive, in whole, and in favour of the Transferee, any moral rights in and to the Assets.

                     ARTICLE 3 - COMPENSATION TO TRANSFEROR
                     --------------------------------------

3.1      PRICE AND ELECTION
         ------------------

(a) The Transferee shall pay to the Transferors as consideration for the Assets the sum of Two Million Dollars ($2,000,000) in Canadian currency, which is intended by the parties to be the fair market value of the Assets on the Effective Date.

(b) The consideration described in article 3.1(a) shall be satisfied by the issue to each of the Transferors of One Million (1,000,000) of the Issued Shares, being in aggregate the fair equivalent of consideration payable in money of Two Million Dollars ($2,000,000) in Canadian currency.

(c) The parties shall jointly elect in the form prescribed pursuant to subsection 85(1) of the Act that the Transferors' proceeds of disposition of the Assets and the Transferee's Cost thereof shall be the Elected Amount, or such other amount as the parties may agree upon within the time specified in subsection 85(6) of the Act.

(d) The Transferee shall be liable for and shall pay in cash and not in share consideration all transfer taxes, federal and provincial sales taxes and all other taxes, duties or other like charges properly payable upon and in connection with the conveyance and transfer of the


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         Assets by the Transferor to the Transferee. Any such taxes shall be paid by the Transferee and collected by the Transferors (or paid directly to the applicable government authority) on the day the second of the parties executes this Agreement.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

4.1      TRANSFERORS
         -----------
         The Transferors represent and warrant to the Transferee that:

(a) the Transferors are collectively the owners of all right, title and interest in the Assets, other than any interest that the Transferee may have in the Assets;

(b) the Transferors have good and sufficient power, authority and right to enter into, execute and deliver to the Transferee this Agreement and to transfer all of the Transferors' interest in the Assets to the Transferee free and clear of all liens, charges and encumbrances, other than any such liens, charges and encumbrances that the Transferee may have on the Assets;

(c) each of the Transferors is registered under Subdivision d of Division V of Part IX of the EXCISE TAX ACT for the collection and remittance of the Goods and Services Tax. The registration number for Gerald Lalonde is 87857 5810 RT0001 and the registration number for Brane Vukelic is 89079 9117 RT0001; and

(d) this Agreement constitutes a valid, binding and legally enforceable obligation of the Transferors in accordance with its terms.

4.2      TRANSFEREE
         ----------

         The Transferee represents and warrants to the Transferors that:

(a) the Transferee is a corporation duly incorporated, organized and subsisting under the laws of Canada with corporate power to own its assets and to carry on its business;

(b) the Transferee has good and sufficient power, authority and right to enter into, execute and deliver to the Transferors this Agreement and to issue and deliver the Issued Shares described above in Section 3.1 hereto free and clear of all liens, charges and encumbrances, and the execution and delivery of the Agreement by the Transferee and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Transferor;

(c) Neither the entering into nor the delivery of this Agreement, nor the carrying out of the obligations of the Transferee hereunder will result in a violation of:

         (i) any of the provisions of the constating documents or by-laws of the Transferee;

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         (ii)     any agreement or other instrument to which the Transferee is a party or by which it is bound; or

         (iii)    any applicable law or regulation;

(d) the Transferee is registered under Subdivision d of Division V of Part IX of the EXCISE TAX ACT for the collection and remittance of the Goods and Services Tax, and its registration number is 87336 1372 RT0001;

(e) this Agreement constitutes a valid, binding and legally enforceable obligation of the Transferee in accordance with its terms; and

(f) upon the completion of the transfer of the Assets to the Transferee, the Issued Shares will be validly issued and outstanding.

                          ARTICLE 5 - OTHER AGREEMENTS
                          ----------------------------

5.1      SHAREHOLDERS AGREEMENT
         ----------------------

         The Transferor Gerald Lalonde acknowledges and agrees that those of the Issued Shares issued to him are subject to the terms and conditions of the shareholders agreement dated February 6, 2001, an acknowledgement in respect of which is delivered herewith.

5.2      MINORITY HOLDERS AGREEMENT
         --------------------------

         The Transferor Brane Vukelic acknowledges and agrees that those of the Issued Shares issued to him are subject to the terms and conditions of the minority holders agreement delivered herewith.

5.3      INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION AGREEMENT
         ------------------------------------------------------------

         This Agreement does not amend or rescind the Intellectual Property and Confidential Information Agreement between the Transferor Gerald Lalonde and the Transferee dated February 6, 2001, the provisions of which remain in force.

                               ARTICLE 6 - GENERAL
                               -------------------

6.1      AMENDMENTS AND WAIVER
         ---------------------

         No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.


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6.2      FURTHER ASSURANCES
         ------------------

         Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments (including instruments of conveyance) and do all acts and things as the other party may reasonably require, at the Transferee's expense, to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.3      SEVERABILITY
         ------------

         If a court or other lawful authority of competent jurisdiction declares any provision, Article or Section of this Agreement invalid, illegal or unenforceable, this Agreement will continue in full force and effect with respect to all other provisions, Articles and Sections and all rights and remedies accrued under such other provisions, Articles and Sections will survive any such declaration.

6.4      ASSIGNMENT
         ----------

         This Agreement shall be legally binding upon the undersigned, their successors and assigns but shall not be assigned by any party hereto except (i) with the consent of the other parties or (ii) in its entirety and with the entire business of such party.

6.5      GOVERNING LAW
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.6      SURVIVAL
         --------
         All representations and warranties of the Transferor and the Transferee contained in this Agreement shall survive the closing and the consummation of the transactions contemplated by this Agreement and shall not be discharged, dissolved or terminated by the closing.

6.7      ENTIRE AGREEMENT
         ----------------

         This Agreement and the agreements referred to in article 5 hereof together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancel and supersede any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

6.8      COUNTERPARTS AND FASCIMILE
         --------------------------

         This Transfer Agreement may be executed in two or more counterparts, all of which taken together shall, once delivered (including by facsimile transmission), constitute one instrument.

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6.9      INDEPENDENT LEGAL AND TAX ADVICE
         --------------------------------

         Each of the Transferors and the Transferee acknowledges that he or it has received, or has had the opportunity to receive, independent legal and tax advice relating to this Agreement and the matters set forth herein.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.



___________________________                           __________________________
GERALD LALONDE                                                 Witness



___________________________                           __________________________
BRANE VUKELIC                                                  Witness



ZIM TECHNOLOGIES INTERNATIONAL INC.



By: ________________________




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                                   SCHEDULE A


                                   TECHNOLOGY

The Transferors own, jointly, all right, title and interested in technology described as follows :

Name: Notification Engine (the "Software")

Version:  1.0

Description :

The Software is a collection of software programs, entities and objects that are designed to capture a series of GUI "user defined" criteria that are then acted upon collectively. It defines a "triggering" process to initiate some further action. The result of this "triggering" process is to determine whether a message should be sent, a process started, or multiple instances of either according to the criteria of the user.

The Software also serves as a point of collection for disparate data, which can be re-examined such that a final determination can be made if there is value in the whole (versus one single aspect of the data). If this is so, then a message may be sent (either a process message or a text message).

The Software also supports the modification of the data when it arrives to the Software such that values can be changed to add "new" meaning to the raw data and therefore not violate legacy systems, or circumvent the need to change and/or store the modified data in the legacy system.

The Software is currently being modified for ZIM Technologies International Inc.